Exhibit 99.1

Natural Resource Partners L.P.
1201 Louisiana St., Suite 3400, Houston, TX 77002

NEWS RELEASE
Natural Resource Partners L.P.
Announces First Quarter 2017 Results

First Quarter 2017 Highlights

•	Completion of recapitalization and extension of 2018 debt maturities

•	Net income attributable to the common unitholders and general partner of $14.3 million

•	Basic net income per common unit of $1.15

•	Net cash provided by operating activities of $20.2 million

•	Net income from continuing operations of $17.0 million

•	Adjusted EBITDA of $51.3 million

HOUSTON, May 10, 2017 - Natural Resource Partners L.P. (NYSE:NRP) today reported net income attributable to the common unitholders and general partner for the first quarter of 2017 of $14.3 million, a decrease of $9.1 million from the first quarter of 2016. NRP’s first quarter 2017 results were impacted by costs associated with the recapitalization transactions and asset impairments, while both first quarter and fourth quarter 2016 results include impairment charges and gains on asset sales related to NRP’s deleveraging activities. Please see table (in millions) below for comparative financial information:

	Three Months Ended			Three Months Ended
	March 31,			March 31,	December 31,
	2017	2016	Variance	2017	2016	Variance
Net income attributable to common unitholders and general partner	$14.3	$23.4	$(9.1)	$14.3	$3.5	$10.8
Plus: Recapitalization transaction expenses	17.4	—	17.4	17.4	3.7	13.7
Plus: Asset impairments	1.8	1.9	(0.1)	1.8	9.2	(7.4)
Less: Fair value adjustments for warrant liabilities	16.6	—	16.6	16.6	—	16.6
Less: Gains on asset sales	—	21.9	(21.9)	—	1.8	(1.8)
Adjusted net income	$16.9	$3.4	$13.5	$16.9	$14.6	$2.3

Net cash provided by operating activities	$20.2	$26.7	$(6.5)	$20.2	$25.2	$(5.0)

Adjusted EBITDA(1)	$51.3	$63.9	$(12.6)	$51.3	$51.1	$0.2
Less: Gains on asset sales	—	21.9	(21.9)	—	1.8	(1.8)
Adjusted EBITDA excluding gains on asset sales	$51.3	$42.0	$9.3	$51.3	$49.3	$2.0

(1)	Reconciliations for all non-GAAP items are shown in the table above or in the tables at the end of this release.

“The first quarter of 2017 was a transformational quarter for NRP, as we completed the recapitalization transactions that strengthened our balance sheet, extended our debt maturities, and enhanced our liquidity,” said Wyatt Hogan, President and Chief Operating Officer.  “From an operations perspective, we realized the benefits of materially higher metallurgical coal pricing, as well as increased production from our Illinois Basin properties, reflecting a stronger thermal coal market.  In addition, our soda ash business posted a solid quarter relative to the first quarter of 2016."

Business Results and Outlook

The table below presents NRP's business results by segment for the three months ended March 31, 2017, March 31, 2016 and December 31, 2016:

	Operating Business Segments
	Coal Royalty and Other			Corporate and Financing
		Soda Ash	VantaCore		Total
	($ In thousands)
Three Months Ended March 31, 2017
Revenues and other income	51,138	10,294	27,221	—	88,653
Gains on asset sales	29	—	15	—	44
Total revenues and other income	51,167	10,294	27,236	—	88,697
Asset impairments	1,778	—	—	—	1,778
Net income (loss) from continuing operations	35,094	10,294	(1,539)	(26,878)	16,971
Adjusted EBITDA (1)	43,845	12,250	2,375	(7,185)	51,285
Net cash provided by (used in) operating activities of continuing operations	37,932	12,250	4,046	(33,739)	20,489
Net cash provided by (used in) investing activities of continuing operations	6	—	(2,074)	—	(2,068)
Net cash provided by (used in) financing activities of continuing operations	16	—	(96)	54,233	54,153
Distributable Cash Flow (1)	37,937	12,250	2,099	(33,739)	18,547

Three Months Ended March 31, 2016
Revenues and other income	39,418	9,801	24,682	—	73,901
Gains on asset sales	21,925	—	—	—	21,925
Total revenues and other income	61,343	9,801	24,682	—	95,826
Asset impairments	1,893	—	—	—	1,893
Net income (loss) from continuing operations	44,418	9,801	(1,057)	(26,811)	26,351
Adjusted EBITDA (1)	53,251	12,250	2,505	(4,153)	63,853
Net cash provided by (used in) operating activities of continuing operations	21,561	12,250	6,113	(17,236)	22,688
Net cash provided by (used in) investing activities of continuing operations	42,959	—	(1,418)	—	41,541
Net cash used in financing activities of continuing operations	—	(7,232)	(800)	(46,782)	(54,814)
Distributable Cash Flow (1)	64,520	12,250	4,866	(17,236)	64,400

Three Months Ended December 31, 2016
Revenues and other income	44,271	9,319	32,721	—	86,311
Gains on asset sales	1,798	—	3	—	1,801
Total revenues and other income	46,069	9,319	32,724	—	88,112
Asset impairments	8,180	—	1,065	—	9,245
Net income (loss) from continuing operations	24,014	9,319	997	(30,519)	3,811
Adjusted EBITDA (1)	40,464	12,250	5,555	(7,214)	51,055
Net cash provided by (used in) operating activities of continuing operations	43,118	12,250	3,720	(32,992)	26,096
Net cash provided by (used in) investing activities of continuing operations	7,223	—	(790)	—	6,433
Net cash provided by (used in) financing activities of continuing operations	16	—	(232)	(84,334)	(84,550)
Distributable Cash Flow (1)	50,341	12,250	3,132	(32,992)	32,731

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Segment Information

Coal Royalty and Other

NRP continued to benefit from higher metallurgical coal prices in the first quarter of 2017, with substantially increased price realizations in Central and Southern Appalachia as compared to the first quarter of 2016. Metallurgical coal prices increased significantly over the course of 2016, peaking in the fourth quarter primarily as a result of supply rationalizations in China. While prices retreated in the first quarter of 2017 as more production came on the market, they remained significantly higher than in the comparable period in 2016. Following another recent spike caused by Cyclone Debbie at the end of March, metallurgical coal prices are in the process of again returning to more sustainable long-term levels. Over the remainder of 2017, NRP expects prices to remain above the lows experienced in the first half of 2016. NRP derived approximately 59% of its coal royalty revenues and 38% of its coal production from metallurgical coal in the first quarter. The domestic thermal coal markets have also shown modest improvements, as production cuts over the last year have rationalized coal stockpiles, and we saw increased thermal coal production from our Illinois Basin properties. Although a mild winter has tempered demand for thermal coal, natural gas prices remain higher than 2016, causing thermal coal to be more competitive for electricity generation as compared to recent years. Despite these improvements, producers of Central Appalachian thermal coal continue to face challenges, as many still have large debt burdens and their production costs remain high relative to sales prices.

Coal royalty and other revenue for the quarter was $51.2 million and coal royalty and other operating income was $35.1 million, representing sequential increases of 11% and 46% respectively. Compared to the same period of 2016, coal royalty and other revenue declined 17% and coal royalty and other operating income declined 21%. After adjusting for impairment charges and gains on asset sales, coal royalty and other revenue and coal royalty and other operating income posted sequential increases of 16% and 21% respectively, and year-over-year growth of 30% and 51%, respectively.

Soda Ash

Revenues and other income related to our equity investment in Ciner Wyoming increased $0.5 million, or 5%, from $9.8 million in the three months ended March 31, 2016 to $10.3 million in the three months ended March 31, 2017. The positive variance was primarily driven by higher sales volumes combined with lower variable and SG&A costs. In the first quarter of 2017, Ciner also benefited from higher than anticipated ANSAC pricing in Asia, which was offset in part by lower prices in North and South America. NRP received $12.3 million in cash distributions from Ciner Wyoming in the first quarter of both 2017 and 2016.

VantaCore

VantaCore’s construction aggregates mining business is largely dependent on the strength of the local markets that it serves and is seasonal, with the first quarter being the slowest. Revenue for the first quarter was $27.2 million, and VantaCore recorded a net loss of $1.5 million, which was in line with expectations for the quarter.

Debt Reduction and Liquidity

During the first quarter of 2017, NRP completed the recapitalization transactions to improve liquidity and strengthen its balance sheet. As of April 3, 2017, NRP had reduced its debt by $236 million from December 31, 2016 and extended $575 million of its 2018 debt maturities as of December 31, 2016 to 2020 and 2022. NRP remains focused on further reducing its debt and repositioning the partnership for long-term growth. During the three months ended March 31, 2017, NRP repaid $210 million outstanding under Opco’s credit facility, $40.8 million of Opco’s senior notes and $0.2 million of Opco's utility local improvement obligation. These repayments were partially offset by the issuance of $105.0 million of new senior notes due 2022. On April 3, 2017, NRP redeemed $90 million in principal amount of its 2018 notes at a price of 104.563%. NRP expects to redeem the remaining $94 million of 2018 notes at par in October 2017 using cash on hand and borrowings under Opco’s credit facility.

First Quarter 2017 Distributions

On April 25, 2017, the Board of Directors of GP Natural Resource Partners LLC declared a distribution of $0.45 per unit to be paid by the Partnership on May 12, 2017 to common unitholders of record on May 5, 2017. In addition, the Board declared a distribution on NRP's 12.0% Class A Convertible Preferred Units with respect to the period such units were outstanding during the first quarter. One-half of the distribution on the preferred units will be paid-in-kind through the issuance of 1,250 additional preferred units.

Conference Call

A conference call will be held today at 11:00 a.m. ET. To join the conference call, dial (844) 379-6938 and provide the conference code 99679107. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com.
Audio replays of the conference call will be available for approximately one week. To access the replay, dial (855) 859-2056 and provide the conference code 99679107 or visit the Investor Relations section of NRP’s website.

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns interests in coal, aggregates and industrial minerals across the United States.  A large percentage of NRP's revenues are generated from royalties and other passive income.  In addition, NRP owns an equity investment in Ciner Wyoming, a trona/soda ash operation, and owns VantaCore, making NRP one of the top 25 aggregates producers in the United States.

For additional information, please contact Kathy H. Roberts at 713-751-7555 or kroberts@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Non-GAAP Financial Measures

“Adjusted EBITDA” is a non-GAAP financial measure that we define as net income (loss) from continuing operations less equity earnings from unconsolidated investment, gain on reserve swaps, fair value adjustments for warrant liabilities and income to non-controlling interest; plus distributions from equity earnings in unconsolidated investment, interest expense, debt modification expense, warrant issuance expense, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income (loss), the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.

“Distributable Cash Flow” is a non-GAAP financial measure that we define as net cash provided by operating activities of continuing operations, plus returns of unconsolidated equity investments, proceeds from sales of assets, including those included in discontinued operations, and returns of long-term contract receivables—affiliate; less maintenance capital expenditures and distributions to non-controlling interest. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. DCF is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the Partnership's ability to make cash distributions to our common and preferred unitholders and our general partner and repay debt.

“Adjusted Net Income” is a non-GAAP financial measure that we define as Net income attributable to common unitholders and general partner, plus recapitalization transaction expenses and asset impairments; less fair value adjustments for warrant liabilities and gains on asset sales. Adjusted net income should not be considered in isolation or as a substitute for operating income (loss), net income (loss), cash flows provided by operating, investing and financial activities, or other income or cash flow statement data prepared in accordance with GAAP. Our management team believes Adjusted net income is useful in evaluating our financial performance because restructuring transaction expenses are one time charges, gains on asset sales are not related to the operations of our business and asset impairments and fair value adjustments for warrant liabilities are non-cash charges and excluding these from net income allows us to better compare results period-over-period. Reconciliations of Net income attributable to common unitholders and general partner to Adjusted net income are included in the table on the first page of this release.

“Adjusted EBITDA Excluding Gains on Asset Sales” is a non-GAAP financial measure that we define as Adjusted EBITDA (a non-GAAP measure defined above) less gains on asset sales. Adjusted EBITDA excluding gains on asset sales should not be considered in isolation or as a substitute for operating income (loss), net income (loss), cash flows provided by operating, investing and financial activities, or other income or cash flow statement data prepared in accordance with GAAP. Our management team believes Adjusted EBITDA excluding gains on asset sales is useful in evaluating our financial performance because gains on asset sales are not related to the operations of our business and excluding these from net income allows us to better compare results period-over-period. Reconciliations of Net income (loss) from continuing operations to Adjusted EBITDA and Adjusted EBITDA to Adjusted EBITDA excluding gains on asset sales are included in the tables attached to this release.

“Adjusted Coal Royalty and Other Revenue” is a non-GAAP financial measure that we define as Coal royalty and other revenues less gains on asset sales. Adjusted coal royalty and other revenue should not be considered in isolation or as a substitute for operating income (loss), net income (loss), cash flows provided by operating, investing and financial activities, or other income or cash flow statement data prepared in accordance with GAAP. Our management team believes Adjusted coal royalty and other revenue useful in evaluating our financial performance because gains on asset sales are not related to the operations of our business and excluding these from Coal royalty and other revenue allows us to better compare results period-over-period. Reconciliations of Coal royalty and other revenue to Adjusted coal royalty and other revenue are included in the tables attached to this release.

“Adjusted Coal Royalty and Other Operating Income” is a non-GAAP financial measure that we define as Coal royalty and other operating income plus asset impairments less gains on asset sales. Adjusted coal royalty and other operating income should not be considered in isolation or as a substitute for operating income (loss), net income (loss), cash flows provided by operating, investing and financial activities, or other income or cash flow statement data prepared in accordance with GAAP. Our management team believes Adjusted coal royalty and other operating income is useful in evaluating our financial performance because gains on asset sales are not related to the operations of our business and asset impairments are non-cash charges and excluding these from Coal royalty and other operating income allows us to better compare results period-over-period. Reconciliations of Coal royalty and other operating income to Adjusted coal royalty and other operating income are included in the tables attached to this release.

“Adjusted Revenue and Other Income” is a non-GAAP financial measure that we define as Revenue and other income less gains on asset sales. Adjusted revenue and other income should not be considered in isolation or as a substitute for operating income (loss), net income (loss), cash flows provided by operating, investing and financial activities, or other income or cash flow statement data prepared in accordance with GAAP. Our management team believes Adjusted revenue and other income is useful in evaluating our financial performance because gains on asset sales are not related to the operations of our business and excluding these from revenues and other income allows us to better compare results period-over-period. Reconciliations of Revenue and other income to Adjusted revenue and other income are included in the tables attached to this release.

“Adjusted Corporate and Financing Costs” is a non-GAAP financial measure that we define as Corporate and financing net loss from continuing operations plus debt modification expense, warrant issuance expense and performance based incentive compensation expense less fair value adjustments for warrant liabilities. Adjusted corporate and financing costs should not be considered in isolation or as a substitute for operating income (loss), net income (loss), cash flows provided by operating, investing and financial activities, or other income or cash flow statement data prepared in accordance with GAAP. Our management team believes Adjusted corporate and financing costs is useful in evaluating our financial performance because debt modification expense, warrant issuance expense and performance based incentive compensation expense are one time charges and fair value adjustments for warrant liabilities are non-cash charges and excluding these from net loss allows us to better compare results period-over-period. Reconciliations of Corporate and financing net loss from continuing operations to Adjusted corporate and financing costs are included in the tables attached to this release.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership. These risks include, but are not limited to, commodity prices; decreases in demand for coal, aggregates and industrial minerals, including trona/soda ash; changes in operating conditions and costs; production cuts by our lessees; unanticipated geologic problems; our liquidity, leverage and access to capital and financing sources; changes in the legislative or regulatory environment, and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

-Financial Tables Follow-

Natural Resource Partners L.P.
Financial Tables

Consolidated Statements of Comprehensive Income
(In thousands, except per unit data)
(Unaudited)
	Three Months Ended
	March 31,		December 31,
	2017	2016	2016
Revenues and other income:
Coal royalty and other	$34,994	$28,849	$28,184
Coal royalty and other—affiliates	16,144	10,569	16,087
VantaCore	27,221	24,682	32,721
Equity in earnings of Ciner Wyoming	10,294	9,801	9,319
Gain on asset sales, net	44	21,925	1,801
Total revenues and other income	88,697	95,826	88,112

Operating expenses:
Operating and maintenance expenses	29,628	26,785	31,797
Operating and maintenance expenses—affiliates, net	2,555	3,484	977
Depreciation, depletion and amortization	9,724	9,780	10,906
Amortization expense—affiliate	768	722	857
General and administrative	6,078	3,235	6,303
General and administrative—affiliates	1,124	937	921
Asset impairments	1,778	1,893	9,245
Total operating expenses	51,655	46,836	61,006

Income from operations	37,042	48,990	27,106

Other income (expense)
Interest expense	(23,141)	(22,196)	(23,305)
Interest expense—affiliate	—	(462)	—
Debt modification expense	(7,807)	—	—
Warrant issuance expense	(5,709)	—	—
Fair value adjustments for warrant liabilities	16,569	—	—
Interest income	17	19	10
Other expense, net	(20,071)	(22,639)	(23,295)

Net income from continuing operations	16,971	26,351	3,811
Loss from discontinued operations	(207)	(2,924)	(323)
Net income	$16,764	$23,427	$3,488
Less: income attributable to preferred unitholders	(2,500)	—	—
Net income attributable to common unitholders and general partner	$14,264	$23,427	$3,488

Income from continuing operations per common unit
Basic	$1.17	$2.12	$0.31
Diluted	0.03	2.12	0.31

Net income per common unit
Basic	$1.15	$1.88	$0.28
Diluted	0.02	1.88	0.28

Net income	$16,764	$23,427	$3,488
Add: comprehensive income (loss) from unconsolidated investment and other	(1,132)	(545)	1,178
Comprehensive income	$15,632	$22,882	$4,666

Natural Resource Partners L.P.
Financial Tables

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended
	March 31,		December 31,
	2017	2016	2016
Cash flows from operating activities:
Net income	$16,764	$23,427	$3,488
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Depreciation, depletion and amortization	9,724	9,780	10,906
Amortization expense—affiliates	768	722	857
Distributions from equity earnings from unconsolidated investment	12,250	12,250	12,250
Equity earnings from unconsolidated investment	(10,294)	(9,801)	(9,319)
Gain on asset sales, net	(44)	(21,925)	(1,801)
Fair value adjustments for warrant liabilities	(16,569)	—	—
Debt modification expense	7,807	—	—
Warrant issuance expense	5,709	—	—
Loss from discontinued operations	207	2,924	323
Asset impairments	1,778	1,893	9,245
Other, net	1,090	2,266	1,590
Other, net—affiliates	887	1,783	145
Change in operating assets and liabilities:
Accounts receivable	(1,267)	3,955	772
Accounts receivable—affiliates	(947)	(1,070)	399
Accounts payable	986	280	72
Accounts payable—affiliates	256	225	110
Accrued liabilities	(8,080)	1,274	(2,669)
Accrued liabilities—affiliates	—	457	—
Deferred revenue	1,077	(4,063)	4,881
Deferred revenue—affiliates	(2,897)	(985)	(3,032)
Other items, net	1,284	(704)	(2,121)
Net cash provided by operating activities of continuing operations	20,489	22,688	26,096
Net cash provided by (used in) operating activities of discontinued operations	(284)	3,972	(855)
Net cash provided by operating activities	20,205	26,660	25,241

Cash flows from investing activities:
Proceeds from sale of oil and gas royalty properties	(548)	32,848	6,880
Proceeds from sale of coal and aggregates royalty properties	139	9,802	(25)
Return of long-term contract receivables—affiliate	414	309	391
Proceeds from sale of plant and equipment and other	22	3	164
Acquisition of plant and equipment and other	(2,095)	(1,421)	(977)
Net cash provided by (used in) investing activities of continuing operations	(2,068)	41,541	6,433
Net cash provided by (used in) investing activities of discontinued operations	29	(2,725)	51
Net cash provided by (used in) investing activities	(2,039)	38,816	6,484

Cash flows from financing activities:
Proceeds from issuance of Convertible Preferred Units and Warrants, net	242,100	—	—
Proceeds from issuance of 2022 Senior Notes, net	103,688	—	—
Repayments of loans	(251,010)	(41,166)	(76,967)
Distributions to common unitholders and general partner	(5,615)	(5,616)	(5,616)
Contributions to discontinued operations	(255)	—	(805)
Debt issue costs and other	(34,755)	(8,032)	(1,162)
Net cash provided by (used in) financing activities of continuing operations	54,153	(54,814)	(84,550)
Net cash provided by (used in) financing activities of discontinued operations	255	(10,338)	805
Net cash provided by (used in) financing activities	54,408	(65,152)	(83,745)

Net increase (decrease) in cash and cash equivalents	72,574	324	(52,020)

Cash and cash equivalents of continuing operations at beginning of period	40,371	41,204	92,391
Cash and cash equivalents of discontinued operations at beginning of period	—	10,569	—
Cash and cash equivalents at beginning of period	40,371	51,773	92,391

Cash and cash equivalents at end of period	112,945	52,097	40,371
Less: cash and cash equivalents of discontinued operations at end of period	—	1,478	—
Cash and cash equivalents of continuing operations at end of period	$112,945	$50,619	$40,371

Supplemental cash flow information:
Cash paid during the period for interest	$19,851	$13,181	$29,631
Non-cash financing activities:
Issuance of 2022 Senior Notes in exchange for 2018 Senior Notes	$240,638	$—	$—

Natural Resource Partners L.P.
Financial Tables

Consolidated Balance Sheets
(In thousands, except unit data)
	March 31,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$112,945	$40,371
Accounts receivable, net	44,470	43,202
Accounts receivable—affiliates, net	7,605	6,658
Inventory	7,624	6,893
Prepaid expenses and other	4,122	6,137
Current assets of discontinued operations	991	991
Current assets held for sale	17,500	—
Total current assets	195,257	104,252
Land	12,591	25,252
Plant and equipment, net	48,579	49,443
Mineral rights, net	895,071	908,192
Intangible assets, net	3,065	3,236
Intangible assets, net—affiliate	49,043	49,811
Equity in unconsolidated investment	252,803	255,901
Long-term contracts receivable—affiliate	42,619	43,785
Other assets	9,270	3,791
Other assets—affiliate	952	1,018
Total assets	$1,509,250	$1,444,681
LIABILITIES AND CAPITAL
Current liabilities:
Accounts payable	$6,538	$6,234
Accounts payable—affiliates	1,196	940
Accrued liabilities	33,509	41,587
Current portion of long-term debt, net	263,502	138,903
Current liabilities of discontinued operations	304	353
Total current liabilities	305,049	188,017
Deferred revenue	46,008	44,931
Deferred revenue—affiliates	68,735	71,632
Long-term debt, net	707,424	987,400
Warrant liabilities	61,417	—
Other non-current liabilities	3,102	4,565
Total liabilities	1,191,735	1,296,545
Commitments and contingencies
Convertible Preferred Units (250,000 units issued and outstanding at $1,000 par value per unit; liquidation preference of $1,500 per unit)	159,292	—
Partners’ capital:
Common unitholders’ interest (12,232,006 units issued and outstanding)	163,304	152,309
General partner’s interest	1,111	887
Accumulated other comprehensive loss	(2,798)	(1,666)
Total partners’ capital	161,617	151,530
Non-controlling interest	(3,394)	(3,394)
Total capital	158,223	148,136
Total liabilities and capital	$1,509,250	$1,444,681

Natural Resource Partners L.P.
Financial Tables

Operating Statistics - Coal Royalty and Other
(in thousands except per ton data)
(Unaudited)
	Three Months Ended
	March 31,		December 31,
	2017	2016	2016
Coal production (tons)
Appalachia
Northern	1,206	1,431	1,833
Central	3,699	3,227	3,176
Southern	562	745	575
Total Appalachia	5,467	5,403	5,584
Illinois Basin	2,017	1,727	2,060
Northern Powder River Basin	950	974	1,047
Total coal production	8,434	8,104	8,691

Coal royalty revenue per ton
Appalachia
Northern	$0.50	$0.82	$0.36
Central	5.46	3.25	4.97
Southern	6.46	2.96	5.64
Illinois Basin	3.30	3.29	3.92
Northern Powder River Basin	2.63	2.72	2.22

Coal royalty revenues
Appalachia
Northern	$607	$1,172	$662
Central	20,184	10,473	15,788
Southern	3,632	2,202	3,241
Total Appalachia	24,423	13,847	19,691
Illinois Basin	6,646	5,686	8,069
Northern Powder River Basin	2,498	2,652	2,323
Gulf Coast	—	—	1
Total coal royalty revenue	$33,567	$22,185	$30,084

Other revenues
Minimums recognized as revenue	$5,196	$6,964	$4,136
Transportation and processing fees	4,639	4,234	3,673
Property tax revenue	2,698	3,305	1,558
Wheelage	1,267	413	577
Coal override revenue	824	210	799
Hard mineral royalty revenues	1,244	890	969
Oil and gas royalty revenues	1,491	373	999
Other	212	844	1,476
Total other revenues	$17,571	$17,233	$14,187
Coal royalty and other income	51,138	39,418	44,271
Gain on coal royalty and other segment asset sales	29	21,925	1,798
Total coal royalty and other segment revenues and other income	$51,167	$61,343	$46,069

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures

Distributable Cash Flow
(In thousands)

	Coal Royalty and Other			Corporate and Financing
		Soda Ash	VantaCore		Total
	(Unaudited)
Three Months Ended March 31, 2017
Net cash provided by (used in) operating activities of continuing operations	$37,932	$12,250	$4,046	$(33,739)	$20,489
Add: proceeds from sale of PP&E	—	—	22	—	22
Add: proceeds from sale of mineral rights	(409)	—	—	—	(409)
Add: return on long-term contract receivables—affiliate	414	—	—	—	414
Less: maintenance capital expenditures	—	—	(1,969)	—	(1,969)
Distributable cash flow	$37,937	$12,250	$2,099	$(33,739)	$18,547

Three Months Ended March 31, 2016
Net cash provided by (used in) operating activities of continuing operations	$21,561	$12,250	$6,113	$(17,236)	$22,688
Add: proceeds from sale of PP&E	—	—	3	—	3
Add: proceeds from sale of mineral rights	42,650	—	—	—	42,650
Add: return on long-term contract receivables—affiliate	309	—	—	—	309
Less: maintenance capital expenditures	—	—	(1,250)	—	(1,250)
Distributable cash flow	$64,520	$12,250	$4,866	$(17,236)	$64,400

Three Months Ended December 31, 2016
Net cash provided by (used in) operating activities of continuing operations	$43,118	$12,250	$3,720	$(32,992)	$26,096
Add: proceeds from sale of PP&E	—	—	164	—	164
Add: proceeds from sale of mineral rights	6,855	—	—	—	6,855
Add: proceeds from sale of assets included in discontinued operations	—	—	—	—	(17)
Add: return on long-term contract receivables—affiliate	391	—	—	—	391
Less: maintenance capital expenditures	(23)	—	(752)	—	(775)
Distributable cash flow	$50,341	$12,250	$3,132	$(32,992)	$32,714

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures

Adjusted EBITDA
(In thousands)

	Coal Royalty and Other			Corporate and Financing
		Soda Ash	VantaCore		Total
	(Unaudited)
Three Months Ended March 31, 2017
Net income (loss) from continuing operations	$35,094	$10,294	$(1,539)	$(26,878)	$16,971
Less: equity earnings from unconsolidated investment	—	(10,294)	—	—	(10,294)
Less: fair value adjustments for warrant liabilities	—	—	—	(16,569)	(16,569)
Add: distributions from unconsolidated investment	—	12,250	—	—	12,250
Add: interest expense	—	—	395	22,746	23,141
Add: debt modification expense	—	—	—	7,807	7,807
Add: warrant issuance expense	—	—	—	5,709	5,709
Add: depreciation, depletion and amortization	6,973	—	3,519	—	10,492
Add: asset impairments	1,778	—	—	—	1,778
Adjusted EBITDA	$43,845	$12,250	$2,375	$(7,185)	$51,285

Three Months Ended March 31, 2016
Net income (loss) from continuing operations	$44,418	$9,801	$(1,057)	$(26,811)	$26,351
Less: equity earnings from unconsolidated investment	—	(9,801)	—	—	(9,801)
Add: distributions from unconsolidated investment	—	12,250	—	—	12,250
Add: interest expense	—	—	—	22,658	22,658
Add: depreciation, depletion and amortization	6,940	—	3,562	—	10,502
Add: asset impairments	1,893	—	—	—	1,893
Adjusted EBITDA	$53,251	$12,250	$2,505	$(4,153)	$63,853

Three Months Ended December 31, 2016
Net income (loss) from continuing operations	$24,014	$9,319	$997	$(30,519)	$3,811
Less: equity earnings from unconsolidated investment	—	(9,319)	—	—	(9,319)
Add: distributions from unconsolidated investment	—	12,250	—	—	12,250
Add: interest expense	—	—	—	23,305	23,305
Add: depreciation, depletion and amortization	8,270	—	3,493	—	11,763
Add: asset impairments	8,180	—	1,065	—	9,245
Adjusted EBITDA	$40,464	$12,250	$5,555	$(7,214)	$51,055

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures

Adjusted Coal Royalty and Other Revenue
(In thousands)

	Three Months Ended
	March 31,		December 31,
	2017	2016	2016
	(Unaudited)
Coal royalty and other revenue	$51,167	$61,343	$46,069
Less: gains on asset sales	(29)	(21,925)	(1,798)
Adjusted coal royalty and other revenue	$51,138	$39,418	$44,271

Adjusted Coal Royalty and Other Operating Income
(In thousands)

	Three Months Ended
	March 31,		December 31,
	2017	2016	2016
	(Unaudited)
Coal royalty and other operating income	$35,094	$44,418	$24,014
Add: asset impairments	1,778	1,893	8,180
Less: gains on asset sales	(29)	(21,925)	(1,798)
Adjusted coal royalty and other operating income	$36,843	$24,386	$30,396

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures Included in Conference Call

Adjusted Revenue and Other Income
(In thousands)

	Three Months Ended
	March 31,		December 31,
	2017	2016	2016
	(Unaudited)
Revenue and other income	$88,697	$95,826	88,112
Less: gains on asset sales	(44)	(21,925)	(1,801)
Adjusted revenue and other income	$88,653	$73,901	$86,311

Adjusted Corporate & Financing Costs
(In thousands)

	Three Months Ended
	March 31,		December 31,
	2017	2016	2016
	(Unaudited)
Net income (loss) from continuing operations	$(26,878)	$(26,811)	$(30,519)
Add: debt modification expense	7,807	—	—
Add: warrant issuance expense	5,709	—	—
Add: performance based incentive compensation expense	3,847	—	3,713
Less: fair value adjustments for warrant liabilities	(16,569)	—	—
Adjusted corporate and financing costs	$(26,084)	$(26,811)	$(26,806)

-end-